                                                                 Exhibit 27(h)vb


                      AMENDMENT TO PARTICIPATION AGREEMENT

         This AMENDMENT TO PARTICIPATION AGREEMENT dated as of June 16, 2003, by and among INVESCO VARIABLE INVESTMENT FUNDS INC. ("Fund"), INVESCO FUNDS GROUP INC. ("Adviser"), INVESCO DISTRIBUTORS, INC. ("Underwriter")and TRANSAMERICA LIFE INSURANCE COMPANY ("Company").

                                   WITNESSETH:

         WHEREAS, the parties hereto have entered into a Participation Agreement dated as of October 8, 1999 (the "Participation Agreement"), pursuant to which the Adviser has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Contracts; and

         WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

         (a) Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

INVESCO VARIABLE INVESTMENT FUNDS, INC.

By: ____________________________________

Name: __________________________________

Title: _________________________________

INVESCO FUNDS GROUP, INC.

By: ____________________________________

Name: __________________________________

Title: _________________________________

INVESCO DISTRIBUTORS, INC.

By: ____________________________________

Name: __________________________________

Title: _________________________________

TRANSAMERICA LIFE INSURANCE COMPANY

By: ____________________________________

Name: __________________________________

Title: _________________________________

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                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account                             Contracts Funded by Separate Account
------------------------                             ------------------------------------
PFL Corporate Account One                            Advantage V
                                                     Form Number WL 712 136 84 798
                                                     (may vary by state)

Transamerica Corporate Separate Account Sixteen      Advantage X
                                                     Form Number EM VC1 TL703
                                                     (may vary by state)